Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Gerber Scientific, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
September 25, 2008

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